UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2020

CANCER GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35817	04-3462475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor

Rutherford, New Jersey 07070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (201) 528-9200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CGIX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2020, Cancer Genetics, Inc. (the “Company”) and Glenn Miles, the Company’s Chief Financial Officer, mutually determined that Mr. Miles would cease his employment as Chief Financial Officer, effective November 16, 2020 (the “Separation Date”). Mr. Miles will receive his current compensation through the Separation Date and additional compensation comprised of a one-time payment equal to $5,000 for execution of a separation agreement and mutual release of claims and, conditioned on his completion of certain critical tasks associated with the transition process leading up to the Separation Date, payment of up to an additional $35,000. In addition, Mr. Miles will be provided with an extension, through one year after the Separation Date, of the exercise period for his vested stock options. His departure as an officer of the Company is not due to a dispute or disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

Dated: October 19, 2020	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	Chief Executive Officer

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